UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

ENCORE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

Registrant’s telephone number, including area code: (817) 877-9955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On July 13, 2005, Encore Acquisition Company (the “Company”) issued and sold $300.0 million aggregate principal amount of 6.0% Senior Subordinated Notes due July 15, 2015 (the “Notes”). The Notes were issued in a private placement pursuant to an Indenture, dated July 13, 2005, among the Company, certain of its subsidiaries and Wells Fargo Bank, National Association. Credit Suisse First Boston LLC was the initial purchaser of the Notes, which were resold pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Notes are senior subordinated unsecured obligations of the Company, rank equally in right of payment with the Company’s existing and future senior subordinated indebtedness, and are subordinate in right of payment to the Company’s obligations under its existing revolving credit facility and any of the Company’s existing and future senior indebtedness. The payment of the principal, interest and premium on the Notes is fully and unconditionally guaranteed on a senior subordinated basis by the Company’s existing and some of its future restricted subsidiaries.

     The Company will pay interest on the Notes on January 15 and July 15 of each year, beginning on January 15, 2006. The Notes mature on July 15, 2015. There is no sinking fund for the Notes.

     Prior to July 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of the Notes issued, including any additional Notes that the Company may issue, at a redemption price of 106.0% of the principal amount of the Notes, plus accrued and unpaid interest, from the proceeds of certain equity offerings. Prior to July 15, 2010, the Company may redeem the Notes as a whole at a redemption price that includes a make-whole premium and accrued and unpaid interest to the date of redemption. On or after July 15, 2010, the Company may redeem some or all of the Notes at any time at specified redemption prices, plus accrued and unpaid interest to the date of redemption. If the Company experiences a change of control (as defined in the indenture governing the Notes), subject to certain exceptions, the Company must give the holders thereof the opportunity to sell to the Company some or all of their Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

     The Company and its restricted subsidiaries are subject to certain negative and financial covenants under the indenture governing the Notes. The indenture governing the Notes limits the Company’s and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	pay dividends on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or subordinated indebtedness;

•	make investments;

•	incur liens;

•	create any consensual limitation on the ability of the Company’s restricted subsidiaries to pay dividends, make loans or transfer property to the Company;

•	engage in transactions with affiliates;

•	sell assets, including capital stock of the Company’s subsidiaries; and

•	consolidate, merge or transfer assets.

     The covenants in the Notes are substantially similar to the covenants in the Company’s 6.25% Senior Subordinated Notes due 2014, except for changes in redemption premiums and date-specific references.

     The indenture governing the Notes also contains customary events of default. Under the indenture, events of default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to the provisions of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company or any subsidiary guarantor to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company or any significant subsidiary (other than non-recourse purchase money indebtedness)

if the amount accelerated (or so unpaid) exceeds $10.0 million, provided that such acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration; (v) certain events of bankruptcy or insolvency with respect to the Company and the significant subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10.0 million; and (vii) certain defaults with respect to subsidiary guaranties. Upon the occurrence of certain events of default, the trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately.

     Pursuant to a registration rights agreement with the initial purchaser of the Notes dated July 13, 2005 (the “Registration Rights Agreement”), the Company has agreed to use its reasonable best efforts to file and cause to become effective a registration statement with respect to an offer to exchange the Notes for other notes issued by the Company that are registered with the Securities and Exchange Commission and that have substantially identical terms as the Notes. If the Company is not able to effect the exchange offer, the Company will file and use its reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Company is obligated to pay additional interest on the Notes if it does not satisfy certain of its obligations under the Registration Rights Agreement within the time period specified therein.

     A copy of the indenture governing the Notes, the form of Note and the Registration Rights Agreement relating to the Notes are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

     Credit Suisse First Boston LLC has in the past performed, and may in the future from time to time perform, investment banking and advisory services for the Company and its subsidiaries for which it has in the past received, and may in the future receive, customary fees and reimbursement of expenses.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

     On July 13, 2005, the Company issued a notice of redemption (the “Redemption Notice”) pursuant to the provisions of the Indenture, dated as of June 25, 2002, among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), pursuant to which the 8 3/8% Senior Subordinated Notes Due 2012 of the Company (the “8 3/8% Notes”) were issued. In the Redemption Notice, the Company indicated that it was exercising its right to redeem on August 15, 2005 (the “Redemption Date”) all $150 million aggregate principal amount of 8 3/8% Notes currently outstanding. The redemption price for the 8 3/8% Notes is equal to the sum of:

(1)	the principal amount thereof, plus

(2)	accrued and unpaid interest, if any, to the Redemption Date, plus

(3)	the Applicable Premium at the Redemption Date.

     The term “Applicable Premium” means, with respect to a 8 3/8% Note at any time, the greater of (1) 1.0% of the principal amount of such 8 3/8% Note at such time and (2) the excess of (A) the present value at such time of the principal amount of such 8 3/8% Note plus any required interest payments due on such 8 3/8% Note through June 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 8 3/8% Note. The term “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available no later than August 11, 2005 (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to June 15, 2007; provided, however, that if the average life to June 15, 2007 of the 8 3/8% Note is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to June 15, 2007 of the 8 3/8% Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     As previously reported, the Company estimates that the premium to redeem all 8 3/8% Notes would have been $22.0 million at March 31, 2005 and $18.1 million at June 30, 2005. Combined with the unamortized balance of debt issuance costs, the Company estimates the pre-tax charge to earnings from the redemption of the 8 3/8% Notes would have been $25.8 million at March 31, 2005 and $21.8 million at June 30, 2005.

     A copy of the indenture governing to the 8 3/8% Notes and the form of 8 3/8% Note are attached hereto as Exhibits 4.4 and 4.5, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits

4.1	Indenture dated as of July 13, 2005 among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association.

4.2	Form of 6.0% Senior Subordinated Note due 2015 (included as Exhibit A to Exhibit 4.1 above).

4.3	Registration Rights Agreement dated as of July 13, 2005 among the Company, the subsidiary guarantors party thereto and Credit Suisse First Boston LLC.

4.4	Indenture, dated as of June 25, 2002, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 9, 2002).

4.5	Form of 8 3/8% Senior Subordinated Note due 2012 (included as Exhibit A to Exhibit 4.4 above).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY

Date: July 13, 2005	By:	/s/ Robert C. Reeves

Robert C. Reeves
Vice President, Controller and Principal
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated as of July 13, 2005 among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association.

4.2	Form of 6.0% Senior Subordinated Note due 2015 (included as Exhibit A to Exhibit 4.1 above).

4.3	Registration Rights Agreement dated as of July 13, 2005 among the Company, the subsidiary guarantors party thereto and Credit Suisse First Boston LLC.

4.4	Indenture, dated as of June 25, 2002, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 9, 2002).

4.5	Form of 8 3/8% Senior Subordinated Note due 2012 (included as Exhibit A to Exhibit 4.4 above).